                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /
    Check the appropriate box:
    / /  Preliminary Proxy Statement
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                       M.D.C. HOLDINGS, INC.
- - - - - --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)
                                            MARGO KNUTSON
- - - - - --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2)
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3)
/ /  Fee   computed  on   table  below   per  Exchange   Act  Rules  14a-6(i)(4)
     and 0-11
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
* Set forth the amount on which the filing fee is calculated and state how it was determined.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     3) Filing Party:
        ------------------------------------------------------------------------
     4) Date Filed:
        ------------------------------------------------------------------------

                                    S

                             M.D.C. HOLDINGS, INC.

                     3600 SOUTH YOSEMITE STREET, SUITE 900
                             DENVER, COLORADO 80237

                                                                    May 25, 1994

To Our Shareowners:

    You cordially are invited to attend the 1994 Annual Meeting of Shareowners (the "Meeting") of M.D.C. Holdings, Inc. (the "Company") to be held at 3600 South Yosemite Street, Lower Level Conference Room A, Denver, Colorado, on Friday, June 24, 1994, at 8:00 a.m., Denver time.

    Following this letter is the formal notice of the Meeting and a proxy statement describing the matters to be acted upon at the Meeting. Shareowners also are entitled to vote on any other matters which properly come before the Meeting.

    While many of our shareowners have exercised their right to vote their shares in person at past meetings, we recognize that many shareowners are not able to attend the Meeting. Accordingly, enclosed is a proxy which will enable you to vote your shares on the matters to be considered at the Meeting even if you are unable to attend. All you need to do is mark the proxy to indicate your vote, date and sign the proxy and return it to the Company in the enclosed postage-paid envelope as soon as conveniently possible. If you desire to vote in accordance with management's recommendations, you need not mark your vote on the proxy but need only sign, date and return it to the Company in the enclosed postage-paid envelope in order to record your vote.

    WHETHER YOU OWN FEW OR MANY SHARES OF STOCK, PLEASE BE SURE YOU ARE REPRESENTED AT THE MEETING BY ATTENDING IN PERSON OR BY RETURNING YOUR PROXY AS SOON AS POSSIBLE.

                                          Sincerely,
                                          Larry A. Mizel
                                          CHAIRMAN OF THE BOARD

                                    S

                             M.D.C. HOLDINGS, INC.
                     3600 SOUTH YOSEMITE STREET, SUITE 900
                             DENVER, COLORADO 80237

            -------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREOWNERS
            -------------------------------------------------------

To Our Shareowners:

    The 1994 Annual Meeting of Shareowners (the "Meeting") of M.D.C. Holdings, Inc. (the "Company") will be held at 3600 South Yosemite Street, Lower Level Conference Room A, Denver, Colorado, on Friday, June 24, 1994, at 8:00 a.m., Denver time, to consider and act upon the following matters:

    1. the election of three Class III directors for three-year terms expiring in 1997;

    2.   the  approval of  the Executive  Officer Performance-Based Compensation
       Plan;

    3. the ratification of the selection of Price Waterhouse as the Company's independent accountants for 1994; and

    4. such other business as properly may come before the Meeting and any postponements or adjournments thereof.

    Only shareowners of record at the close of business on May 6, 1994, the record date, will be entitled to vote at the Meeting.

    Management and the Board of Directors desire to have maximum representation at the Meeting and respectfully request that you date, execute and timely return the enclosed proxy in the postage-paid envelope provided.

                                          BY ORDER OF THE BOARD OF DIRECTORS,

                                          Paris G. Reece III
                                          SECRETARY

May 25, 1994

                                    S

                             M.D.C. HOLDINGS, INC.
                     3600 SOUTH YOSEMITE STREET, SUITE 900
                             DENVER, COLORADO 80237

                  -------------------------------------------

                                PROXY STATEMENT
                         ANNUAL MEETING OF SHAREOWNERS
                                 JUNE 24, 1994

                  -------------------------------------------

To Our Shareowners:

    This proxy statement (the "Proxy Statement") is furnished in connection with the solicitation of proxies by the board of directors (the "Board of Directors") of M.D.C. Holdings, Inc. (the "Company") to be used at the Annual Meeting of Shareowners of the Company (the "Meeting") to be held at 3600 South Yosemite Street, Lower Level Conference Room A, Denver, Colorado, on Friday, June 24, 1994, at 8:00 a.m., Denver time, and any postponements or adjournments thereof. The Meeting is being held for the purposes set forth in the accompanying Notice of Annual Meeting of Shareowners. This Proxy Statement, the accompanying proxy card and the Notice of Annual Meeting (collectively, the "Proxy Materials") are first being sent to shareowners on or about May 24, 1994.

                              GENERAL INFORMATION

SOLICITATION

    The enclosed proxy is being solicited by the Board of Directors of the Company. In addition to solicitations by mail, solicitations may be made by personal interview, telephone and telegram by directors, officers and regular employees of the Company. No compensation will be paid for the solicitation of proxies, although the Company will reimburse banks, brokers and others holding shares in their names or in the names of nominees or otherwise for reasonable out-of-pocket expenses incurred in sending the Proxy Materials to the beneficial owners of such shares. The Company also intends to engage paid solicitors to conduct the solicitation of proxies on terms to be determined at the time of engagement and may also use specially-designated employees.

VOTING RIGHTS

    Holders of shares of the Company's common stock, $.01 par value (the "Common Stock"), at the close of business on May 6, 1994 (the "Record Date"), are entitled to notice of, and to vote at, the Meeting. On the Record Date, 19,012,070 shares of Common Stock were outstanding. The presence, in person or by proxy, of the holders of one-third of the total number of shares of Common Stock outstanding constitutes a quorum for the transacting of business at the Meeting. Each share of Common Stock outstanding on the Record Date is entitled to one vote on each matter presented at the Meeting.

VOTING PROXIES

    Shares of Common Stock represented by properly executed proxies received by the Company in time for the Meeting will be voted in accordance with the choices specified in the proxies. Unless contrary instructions are indicated on a proxy, the shares of Common Stock represented by such proxy will be voted "FOR" the election as directors of the nominees named in this Proxy Statement and will be voted "FOR" the approval of the Executive Officer Performance-Based Compensation Plan and "FOR" ratification of the selection of independent accountants. Abstentions and broker non-votes (proxies that do not indicate that brokers or nominees have received instructions from the beneficial owner of shares) will be counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions are counted in tabulating the votes cast on proposals presented to shareowners, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved.

    Management and the Board of Directors of the Company know of no other matters to be brought before the Meeting. If other matters properly are presented to the shareowners for action at the Meeting and any adjournments or postponements thereof, it is the intention of the proxy holders named in the proxy to vote in their discretion on all matters on which the shares of Common Stock represented by such proxy are entitled to vote.

REVOCABILITY OF PROXY

    The giving of the enclosed proxy does not preclude the right to vote in person should the shareowner giving the proxy so desire. A proxy may be revoked at any time prior to its exercise by notice of revocation in writing sent to the Secretary of the Company, by presenting the Company a later-dated proxy executed by the person executing the prior proxy or by attending the Meeting and voting in person.

ANNUAL REPORT

    The Company's 1993 Summary Annual Report to Shareowners and the Company's Form 10-K for the year ended December 31, 1993 (collectively, the "Annual
Report") were mailed to shareowners on April 1, 1994. Persons who became shareowners of record between April 1, 1994 and the Record Date also were mailed a copy of the Annual Report.

                             ELECTION OF DIRECTORS

    The Company's Certificate of Incorporation provides for three classes of directors with staggered terms of office. Nominees of each class serve for terms of three years and until election and qualification of their successors or until their resignation, death, disqualification or removal from office.

    The Board of Directors consists of seven members, including two Class I directors whose terms expire in 1995, two Class II directors whose terms expire in 1996 and three Class III directors whose terms expire in 1994. At the Meeting, three Class III directors are to be elected to three-year terms expiring in 1997. The nominees for the Class III directors are Messrs. Steven J. Borick, David D. Mandarich and Larry A. Mizel, all of whom presently serve on the Board of Directors of the Company.

    Unless otherwise specified, it is intended that the enclosed proxy will be voted "FOR" the election of Messrs. Borick, Mandarich and Mizel. Management and the Board of Directors are not aware of any reasons which would cause Messrs. Borick, Mandarich or Mizel to be unavailable to serve as directors. Discretionary authority may be exercised by the proxy holders named in the enclosed proxy to vote for a substitute nominee or nominees proposed by the Board of Directors if Messrs. Borick, Mandarich or Mizel become unavailable for election.

    The affirmative vote of the holders of a majority of the shares present or represented and entitled to vote at the Meeting will be required for election to the Board of Directors. The Board of Directors recommends a vote "FOR" the election of Messrs. Borick, Mandarich and Mizel as directors.

    Certain information with respect to Messrs. Borick, Mandarich and Mizel, the nominees for election, and the continuing directors of the Company, furnished in part by each such person, appears below.

                                                                  SHARES OF COMMON
                              POSITIONS AND OFFICES WITH THE     STOCK BENEFICIALLY
                                COMPANY AND OTHER PRINCIPAL        OWNED AS OF THE     PERCENTAGE
        NAME           AGE              OCCUPATIONS              RECORD DATE (1)(2)    OF CLASS*
- - - - - ---------------------  ---  -----------------------------------  -------------------   ----------
NOMINEES:
                                         CLASS III
                                   TERMS EXPIRE IN 1994
Steven J. Borick       41   President, Texakota, Inc. and a             75,000           **
                             General Partner in Texakota Oil
                             Company
David D. Mandarich     46   Executive Vice President -- Real         1,415,738               7.2%
                             Estate of the Company
Larry A. Mizel         51   Chairman of the Board and Chief          4,173,602(3)           21.4%
                             Executive Officer of the Company
                             and Chairman of the Board of Asset
                             Investors Corporation and
                             Commercial Assets, Inc.
CONTINUING DIRECTORS:
                                         CLASS II
                                   TERMS EXPIRE IN 1996
Gilbert Goldstein      75   Principal in the law firm of               190,151               1.0%
                             Gilbert Goldstein, P.C.
William B. Kemper      56   Private real estate investor                85,000           **
                                          CLASS I
                                   TERMS EXPIRE IN 1995
Spencer I. Browne      44   President and Chief Operating              625,599               3.2%
                             Officer of the Company and
                             President, Chief Executive Officer
                             and a Director of Asset Investors
                             Corporation and Commercial Assets,
                             Inc.
Herbert T. Buchwald    63   Principal in the law firm of                10,526           **
                             Herbert T. Buchwald, P.A. and
                             President and Chairman of the
                             Board of Directors of BPR
                             Management Corporation

- - - - - ------------------------
 * The percentage shown includes shares of Common Stock actually owned and shares of Common Stock which the person had the right to acquire within 60 days of the Record Date. In calculating the percentage of ownership, all shares of Common Stock which the person had the right to acquire within 60 days of the Record Date are deemed to be outstanding for the purpose of computing the percentage of shares of Common Stock owned by such person but are not deemed to be outstanding for the purpose of computing the percentage of shares of Common Stock owned by any other person.
**    Represents  less  than one  percent of  the  outstanding shares  of Common
      Stock.

(1)   Includes, where applicable, shares of Common Stock owned by such  person's minor  children and  spouse and by  other related  individuals or entities over whose shares such person has custody.
(2)   Includes the following shares of Common  Stock which such persons had  the right  to acquire  within 60 days  of the  Record Date by  the exercise of stock options at prices ranging from  $.28125 to $6.60 per share:  Gilbert
      Goldstein  140,000,  William B.  Kemper 75,000,  Steven J.  Borick 75,000,
      Larry A. Mizel 494,191, Spencer I.  Browne 335,205 and David D.  Mandarich
      605,244.
(3)   Includes 5,000 shares held jointly by Mr. Mizel's wife and her brother and sister,  1,115  shares owned  by Mr.  Mizel's  minor children  and 405,314 shares of Common Stock with respect  to which Mr. Mizel may be  considered the  "beneficial owner," as  defined under the  Securities Exchange Act of
      1934 (the "1934 Act"), because he is a beneficiary of certain trusts which own all of the outstanding stock  of CVentures, Inc., a corporation  which controls  the  voting of  these shares  of  Common Stock.  Mr. Mizel  is a director and officer of  CVentures, Inc. Also  includes 194,032 shares  of
      Common  Stock owned  by certain  trusts for the  benefit of  Mr. Mizel and certain members of his immediate family, over which shares Mr. Mizel  does
      not   exercise  voting  control,  although  he  has  a  limited  power  of appointment allowing him to direct the trustee to gift all or a portion of such shares to any person other than  himself, members of his family or  a creditor. Mr. Mizel disclaims beneficial ownership of the 194,032 shares.

OTHER INFORMATION RELATING TO DIRECTORS

    The following is a brief description of the business experience during the past five years of each member and nominee for the Board of Directors of the Company.

    Steven J. Borick has been the president of Texakota, Inc., an oil and gas exploration and development company, and a general partner in Texakota Oil Company, a private oil and gas partnership, for more than the past five years. He also is a director of Superior Industries International, Inc., a New York Stock Exchange-listed manufacturer of automobile accessories, and the Company's 100%-owned subsidiary, Richmond Homes, Inc. I (individually or collectively with its subsidiaries, "Richmond Homes"). For additional information concerning Richmond Homes and its relationship with the Company, see "Certain Relationships and Related Transactions" below. Mr. Borick has been a director of the Company since April 1987 and is a member of the Audit Committee and chairman of the Compensation Committee.

    David D. Mandarich was elected as Executive Vice President -- Real Estate of the Company in April 1993 and appointed a director of the Company in March 1994. From April 1989 to April 1993, Mr. Mandarich served as a consultant to the Company. In April 1990, Mr. Mandarich was elected as chairman of the board of directors of Richmond Homes. Mr. Mandarich was the President of the Company from May 1986, the Chief Operating Officer of the Company from December 1983 and a director of the Company from September 1980 until his resignation from these positions in April 1989.

    Larry A. Mizel has served as Chairman of the Board of Directors of the Company for more than the past five years. He was elected Chief Executive Officer of the Company in February 1988. Mr. Mizel served as President of the Company from April 1989 until December 1989. Mr. Mizel also serves as a director of Richmond Homes. Prior to February 1992, Mr. Mizel served as a director and/or officer of some of the Company's other subsidiaries. In addition, Mr. Mizel is the chairman of the board of directors of OMNIBANCORP, a Denver-based bank holding company, and its nine wholly-owned subsidiary banks (collectively, "OMNIBANCORP"). Mr. Mizel also is chairman of the board of directors of Asset Investors Corporation ("Asset Investors"), a New York Stock Exchange-listed real estate investment trust ("REIT"), and Commercial Assets, Inc. ("Commercial Assets"), an American Stock Exchange-listed REIT. Asset Investors and Commercial Assets are managed by an indirect, wholly-owned subsidiary of the Company. Asset Investors generates income through (i) a portfolio of ownership interests in securitizations of residential mortgage loans; and (ii) a 27.5% ownership interest in Commercial Assets. Commercial Assets generates its income through the ownership and management of a portfolio of ownership interests in commercial securitizations. For additional information concerning Asset Investors and Commercial Assets, see "Certain Relationships and Related Transactions" below. Mr. Mizel has been a director of the Company since January 1972 and is a member of the Legal Committee.

    Gilbert Goldstein has been engaged in private law practice for more than the past five years. Since 1989, Mr. Goldstein has been the principal in the law firm of Gilbert Goldstein, P.C. and, prior to that time, he was a member of the law firm of Goldstein & Armour, P.C. See "Compensation Committee Interlocks and Insider Participation" and "Certain Relationships and Related Transactions" below. Mr. Goldstein has been a director of the Company since January 1976. Mr. Goldstein also is the chairman of the Legal Committee and is a member of the Compensation Committee.

    William B. Kemper has been engaged in private real estate investments, real estate development and property management since May 1982. Prior to May 1982, he was president of Gold Crown, Inc., a real estate development company. Mr. Kemper serves as a director of OMNIBANCORP and some of its nine wholly-owned subsidiary banks. Mr. Kemper has been a director of the Company since January 1972. He is chairman of the Audit Committee and is a member of the Compensation Committee

    Spencer I. Browne has served as President of the Company since May 1990 and as Chief Operating Officer of the Company since December 1989. Mr. Browne served as Acting President from December 1989 to May 1990, as Executive Vice President from April 1988 to December 1989, as General Counsel from February 1984 to December 1989 and as a Senior Vice President from January 1987 to April 1988. He also serves as an officer and/or director of some of the Company's subsidiaries. Mr. Browne has served as president and chief executive officer of Asset Investors since August 1988 and as a director of Asset Investors since September 1988. He served as executive vice president of Asset Investors from August 1987 to July 1988, as secretary from October 1986 to July 1988 and as a vice president from its inception in October 1986 until August 1987. Mr. Browne has served as president, chief executive officer and a director of Commercial Assets since its organization in 1993. He also serves on the boards of directors of M.D.C. Mortgage Funding Corporation II, a wholly-owned subsidiary of the Company, Asset Investors Funding Corporation and Asset Investors Mortgage Funding Corporation, both wholly-owned subsidiaries of Asset Investors, all of which have a class of securities registered pursuant to Section 12 of the 1934 Act or are subject to the requirements of Section 15(d) of the 1934 Act. Mr. Browne has been a director of the Company since May 1990 and is a member of the Legal Committee.

    Herbert T. Buchwald has been a principal in the law firm of Herbert T. Buchwald, P.A. and president and chairman of the board of directors of BPR Management Corporation, a property management company located in Denver, Colorado, for more than the past five years. Mr. Buchwald was appointed to the Company's Board of Directors in March 1994 and is a member of the Audit Committee.

INFORMATION CONCERNING THE BOARD OF DIRECTORS

    The Audit Committee of the Board of Directors, the members of which currently are Messrs. Borick, Buchwald and Kemper and during 1993 consisted of Messrs. Borick and Kemper, met ten times during 1993. The Audit Committee is chaired by Mr. Kemper and is responsible for reviewing and approving the scope of the annual audit undertaken by the Company's independent accountants and meets with them to review the progress and results of their work as well as their resulting recommendations. The Audit Committee recommends to the Board of Directors the appointment of, has direct access to and reviews the fees of the Company's independent accountants. In connection with the internal accounting controls of the Company, the Audit Committee reviews internal audit procedures and reporting systems.

    The Director of Internal Audit for the Company reports directly to the Audit Committee on, among other things, the Company's compliance with certain Company procedures which are designed to enhance management's consideration of all aspects of major transactions involving the Company.

The Audit Committee has direct control over staffing and compensation of the internal audit department. Additionally, the Audit Committee reviews annually a program formulated by management to monitor compliance with the Company's Corporate Code of Conduct. On at least a quarterly basis, the Company's Chief Financial Officer reports directly to the Audit Committee on significant accounting issues.

    The Compensation Committee consists currently of Messrs. Goldstein, Kemper and Borick. During 1993, the Compensation Committee met six times. The Compensation Committee is chaired by Mr. Borick and is active in approving the design of executive compensation plans, reviewing salaries, bonuses and other forms of compensation for officers and key employees of the Company, establishing salaries, benefits and other forms of compensation for new employees and in other compensation and personnel areas as the Board of Directors from time to time may request. For a discussion of the criteria utilized and factors considered by the Compensation Committee in reviewing and making recommendations with respect to executive compensation, see "Report of the Compensation Committee" below.

    The Company has no executive or nominating committees. Procedures for nominating persons for election to the Board of Directors are contained in the Company's Bylaws.

    During 1993, the Board of Directors held 12 regularly scheduled board meetings and 14 special board meetings (five of which were telephonic). In addition, the directors considered Company matters and had numerous communications with the Chairman of the Board of Directors and others wholly apart from the formal meetings. In 1993, all of the Company's directors attended at least 75% of the total number of meetings of the Board of Directors and of the committees of the Board of Directors on which they served.

COMPENSATION

    Each director who is not an officer of the Company is paid $3,000 per month and $750 for each Board of Directors meeting and each meeting of the Audit and Compensation Committees and is reimbursed for expenses related to his attendance at Board of Directors and committee meetings.

    Mr. Borick received fees of $750 per month and a lump sum payment of $10,000 from Richmond Homes for services as a Richmond Homes director and $750 for services rendered during the year on Richmond Homes' compensation committee. The $750 monthly fee Mr. Borick receives for serving as a Richmond Homes director was increased to $1,500 per month commencing January 1994.

                               EXECUTIVE OFFICERS

    Set forth below are the names and offices held by the executive officers of the Company as of the Record Date. The executive officers of the Company are elected annually and hold office until their successors are duly elected and qualified. Biographical information on Messrs. Mizel, Browne and Mandarich, who serve as directors and executive officers of the Company, is set forth in "Election of Directors" above. Biographical information on the other executive officers of the Company is set forth below.

          NAME                         OFFICES HELD AS OF THE RECORD DATE
- - - - - -------------------------  ----------------------------------------------------------
Larry A. Mizel             Chairman of the Board of Directors and Chief Executive
                            Officer
Spencer I. Browne          President, Chief Operating Officer and a Director
David D. Mandarich         Executive Vice President -- Real Estate and a Director
Paris G. Reece III         A Vice President, Secretary, Treasurer, Chief Financial
                            Officer and Principal Accounting Officer
John J. Heaney             A Vice President

    PARIS G. REECE III, 40, was elected as a Vice President of the Company in August 1988, as Secretary in February 1990, as Chief Financial Officer of the Company in June 1990 and as Treasurer in September 1993. Mr. Reece also is an officer of most of the Company's subsidiaries. From November 1977 until August 1988, Mr. Reece was employed by Occidental Petroleum Corporation, a New York Stock Exchange-listed company headquartered in Los Angeles, California, where he served in various capacities in the corporate tax department, most recently as the director of tax planning.

    JOHN J. HEANEY, 45, was elected as a Vice President of the Company in May 1989 and is responsible for the Company's treasury functions. Mr. Heaney is also an officer and/or director of some of the Company's subsidiaries. Mr. Heaney joined Wood Bros. Homes, Inc. ("Wood") in February 1981 as vice president and treasurer and served in those positions until the Company acquired Wood in January 1986.

                       COMPENSATION OF EXECUTIVE OFFICERS

SUMMARY COMPENSATION TABLE

    The following table sets forth the compensation received by the Chief Executive Officer and the four remaining most highly paid executive officers for the three fiscal years ended December 31, 1993.

                                                                                    LONG-TERM
                                                                                   COMPENSATION
                                                                                      AWARDS
                                                                                   ------------
                                       ANNUAL COMPENSATION                            SHARES
                                     ------------------------    OTHER ANNUAL       UNDERLYING       ALL OTHER
    NAME AND PRINCIPAL POSITION      YEAR   SALARY    BONUS    COMPENSATION (2)    OPTIONS (#)   COMPENSATION (3)
- - - - - -----------------------------------  ----  --------  --------  -----------------   ------------  -----------------
Larry A. Mizel,                      1993  $540,000  $300,000       $100,000           350,000         $2,249
 Chairman of the Board of Directors  1992   540,000   250,000            N/A           100,000            800
 and Chief Executive Officer         1991   540,000   225,000            N/A           100,000            N/A
Spencer I. Browne,                   1993   380,000   300,000            N/A           350,000          2,249
 President, Chief Operating Officer  1992   290,000   250,000            N/A           100,000            800
 and a Director                      1991   270,000   225,000            N/A           100,000            N/A
David D. Mandarich,                  1993   432,000   300,000            N/A           350,000          3,239
 Executive Vice President -- Real    1992   432,000   250,000            N/A           100,000          2,935
 Estate(1) and a Director            1991   432,000   225,000            N/A           551,914            N/A
Paris G. Reece III,                  1993   155,000   110,000            N/A                 0          2,249
 a Vice President, Secretary,        1992   140,000    85,000            N/A                 0            800
 Treasurer, Chief Financial Officer  1991   129,600    65,000            N/A            20,000            N/A
 and Principal Accounting Officer
John J. Heaney,                      1993   102,000    44,000            N/A                 0          2,226
 a Vice President                    1992   100,000    40,000            N/A                 0            800
                                     1991    95,000    35,000            N/A            15,000            N/A

- - - - - ------------------------
(1) In 1989, the Company entered into a consulting agreement (the "Consulting Agreement") with Mr. Mandarich. During the two years ended December 31, 1992 and through March 1993, Mr. Mandarich served as a consultant to the Company. The Consulting Agreement, with an original expiration date of December 31, 1991, provided, among other things, for (i) the Company to pay Mr. Mandarich a fee for such services of $40,000 per month (a rate equal to his former salary), which subsequently was reduced to $36,000 per month effective January 1, 1991; (ii) the payment of an annual bonus to Mr. Mandarich in an amount to be determined by the Company's

      Board of  Directors; (iii)  the grant  of a  five-year option  (the  "1989
      Option")  to purchase 250,000 shares  of Common Stock at  a price of $2.75 per share; and  (iv) a  severance benefit of  $480,000 upon  the first  to occur  of the  expiration of the  Consulting Agreement  or the termination
      (without cause)  of  consultancy  services thereunder.  In  addition,  the
      Consulting  Agreement provided  for certain indemnification  and death and disability benefits. In February 1991, the 1989 Option was cancelled and a new five-year option to purchase 250,000 shares of Common Stock at a price of $.8125 was  granted. The  Company and  Mr. Mandarich  orally agreed  to extend  the consulting arrangement on  the same terms as  set forth in the
      Consulting Agreement from January 1992 until April 1993, at which time Mr.
      Mandarich was  elected Executive  Vice  President --  Real Estate  of  the
      Company.  The Consulting  Agreement, together with  the specific severance arrangement provided  therein,  was  terminated in  connection  with  this election.  Richmond Homes paid $9,000 and $112,500 of Mr. Mandarich's fees and bonus, respectively, in  1991; $216,000 and $125,000  of his fees  and bonus,  respectively, in 1992;  and $216,000 and $150,000  of his fees and bonus, respectively,  in  1993 for  services  rendered to  Richmond  Homes during these periods.
(2)   Amount represents a reimbursement for estimated additional income taxes to be  incurred by Mr. Mizel in future  years in connection with the grant of certain non-qualified stock options in prior years which were intended  to be granted as incentive stock options.
(3)   The amounts disclosed in this column include:
     (a)  Company  contributions under  the Company's  401(k) plan  on behalf of each of the  named executive  officers in  the amounts  of $2,249  for
          Messrs.  Mizel, Browne and Reece, $2,226 for Mr. Heaney and $1,259 for
          Mr. Mandarich for fiscal 1993; and $800 each for fiscal 1992; and
     (b)  contributions on behalf of Mr. Mandarich by Richmond Homes pursuant to its 401(k) plan of $1,980 for fiscal 1993 and $2,135 for fiscal 1992.
N/A:   Disclosure  is  not   applicable  under  the   Securities  and   Exchange
       Commission's rules.

OPTION GRANTS IN LAST FISCAL YEAR

    The following table provides information on option grants in fiscal 1993 to the named executive officers.

                           INDIVIDUAL GRANTS
                      ---------------------------                           POTENTIAL REALIZABLE VALUE
                        SHARES      PERCENT OF                              AT ASSUMED ANNUAL RATES OF
                      UNDERLYING   TOTAL OPTIONS                             STOCK PRICE APPRECIATION
                       OPTIONS      GRANTED TO      EXERCISE                     FOR OPTION TERM
                       GRANTED     EMPLOYEES IN       PRICE     EXPIRATION  --------------------------
        NAME            (#)(1)    FISCAL YEAR (2)    ($/SH)        DATE        5%              10%
- - - - - --------------------  ----------  ---------------   ---------   ----------  ---------       ----------
Larry A. Mizel          333,334           30.0%       $   6.00   11/10/98   $ 552,564       $1,221,022
                         16,666            1.5            6.60   11/10/98      30,390           67,153
Spencer I. Browne       333,334           30.0            6.00   11/10/98     552,564        1,221,022
                         16,666            1.5            6.00   11/10/99      34,008           77,153
David D. Mandarich      333,334           30.0            6.00   11/10/98     552,564        1,221,022
                         16,666            1.5            6.00   11/10/99      34,008           77,153
Paris G. Reece III            0            0          N/A          N/A         N/A             N/A
John J. Heaney                0            0          N/A          N/A         N/A             N/A

- - - - - ------------------------
(1) (i) Options granted in 1993 are exercisable, as to 100,000 shares of Common Stock for each named officer who received options, 33 1/3% on July 1, 1994 and cumulatively as to an additional 33 1/3% on each of July 1, 1995 and 1996; and (ii) as to 250,000 shares of Common Stock for each named officer who received options, 33 1/3% when the Common Stock price exceeds $9.00 per share for 20 of 30 consecutive business days, cumulatively as to an additional 33 1/3% when the Common

      Stock price exceeds $11.00 per share for 20 of 30 consecutive business days and cumulatively as to the remaining 33 1/3% when the Common Stock price exceeds $13.50 per share for 20 of 30 consecutive business days. The closing price of the Common Stock on the New York Stock Exchange on the date of grant was $6.00.
(2) The Company granted options representing 1,110,000 shares of Common Stock to employees in fiscal 1993.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

    The following table provides information on option exercises in fiscal 1993 by the named executive officers and the value of such officers' unexercised options at December 31, 1993.

                                                        SHARES UNDERLYING           VALUE OF UNEXERCISED
                                                       UNEXERCISED OPTIONS          IN-THE-MONEY OPTIONS
                            SHARES                    AT FISCAL YEAR END (1)       AT FISCAL YEAR END (1)
                          ACQUIRED ON     VALUE     --------------------------  ----------------------------
          NAME             EXERCISE     REALIZED    EXERCISABLE  UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
- - - - - ------------------------  -----------  -----------  -----------  -------------  -------------  -------------
Larry A. Mizel                67,563   $   398,118     448,361        387,500   $   2,277,551   $   134,141
Spencer I. Browne             73,125       427,449     288,125        388,750       1,361,973       141,484
David D. Mandarich            41,250       193,359     571,914        388,750       2,731,252       141,484
Paris G. Reece III             7,500        41,953      32,500          5,000         173,828        25,313
John J. Heaney                21,250       112,891           0          3,750               0        18,984

- - - - - ------------------------------
(1) The closing price of the Common Stock on December 31, 1993 on the New York Stock Exchange was $5.875.

    NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF THE COMPANY'S PREVIOUS FILINGS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE EXCHANGE ACT THAT MIGHT INCORPORATE FUTURE FILINGS, INCLUDING THIS PROXY STATEMENT, IN WHOLE OR IN PART, THE FOLLOWING REPORT AND THE PERFORMANCE GRAPHS SHALL NOT BE INCORPORATED BY REFERENCE INTO ANY SUCH FILING.

REPORT OF THE COMPENSATION COMMITTEE

    The Compensation Committee of the Board of Directors (the "Committee") of the Company is comprised solely of non-employee directors and is responsible for setting executive compensation policies and determining the compensation paid to executive officers of the Company.

    The Company's executive compensation programs are intended to enable the Company to attract, retain and reward highly-qualified executives while maintaining a strong and direct link between executive pay, the Company's financial performance and total shareowner return. The Committee believes that officers and certain other key employees should have a significant stake in the Company's stock price performance under programs which link executive compensation to shareowner return.

    There are three main components of the executive compensation program at the
Company: base salaries, annual bonuses and stock-based long-term incentives. The Committee believes that the Company has a highly-experienced executive team and that success in its principal markets has the potential to make the Company a target for other companies seeking proven executives. Furthermore, the Company's management philosophy calls for maintaining relatively few middle management employees in order to speed decision making and to operate more efficiently. As a result of this philosophy, in 1993 and recent years, base salaries for the Company's executive officers, including the Chief Executive Officer, have been targeted and paid at or above the average rates paid by competitors to enable the Company to retain its skilled executives. Nonetheless, the Committee believes, based upon the studies by a major independent human resources consulting firm retained by the Committee, which included a comparison of the executive compensation to that of the companies included in the Peer Group Index shown on the performance graphs below, that the Company's overall management costs are lower than other, similarly-sized companies. Base salaries are reviewed annually and are adjusted based on individual performance, average salary increases in the industry and the going rate for similar positions at comparable companies. The Chief Executive Officer received no salary increase during 1993 or 1992. It should also be noted that Mr. Mandarich earned 50% of his compensation for 1993 as Chairman of the Board of Richmond Homes.

    Largely in response to difficult economic conditions in its principal markets in the late 1980s and early 1990s as compounded by threatened litigation arising from the failures of a number of thrift institutions with which the Company had dealings, the Company engaged in a major restructuring program which was largely completed in 1991. The Company built on the results of this restructuring in returning the Company to profitability through a number of major accomplishments in 1992 and 1993, culminating with the completion of a $218 million private debt offering in December 1993, which have greatly enhanced the Company's balance sheet and financial flexibility. As demonstrated in the Three-Year Performance Graph below, the success of the Company's restructuring effort is reflected in the Common Stock's cumulative return to shareowners relative to the return of the S&P 500 and Peer Group Index. This comparative performance was a significant factor considered by the Committee in determining 1993 executive compensation. In order to meet the Company's objectives during this period, in addition to the consideration of the Company's actual financial performance in comparison to its budgeted goals, the Committee has weighed heavily the executive officers' specific contributions to these accomplishments as a factor in determining the amount of executive compensation. With the restructuring completed and a substantially strengthened operation in place, the Committee intends to place primary emphasis on key financial measures, primarily operating income, and the performance of each executive officer in his particular area of executive responsibility in determining future annual compensation for such executive officers.

    The Company maintains an annual bonus program under which executive officers and other key management employees have the opportunity to earn cash bonuses. The bonus program is intended to motivate and reward officers and other employees for the attainment of the Company's annual profit and other financial performance goals, as determined by the Committee. Bonuses paid in 1993 were based on the Company's completion of the simplification of the Company's capital structure, increase in net income and a favorable refinancing of the Company's indebtedness. Because the Company met or exceeded the 1993 performance plan for all of these performance criteria, the Committee authorized the bonuses set forth in the Summary Compensation Table for the named executive officers.

    In April 1994, the Committee adopted, subject to shareowner approval, the M.D.C. Holdings, Inc. Executive Officer Performance-Based Compensation Plan for years beginning in 1995, although the performance-based objectives outlined in this plan may be utilized as a guide for determining cash bonus amounts for certain executive officers in 1994. This plan, which is described in detail later in this Proxy Statement, is designed to (i) provide Messrs. Mizel, Browne and Mandarich, the Company's most senior executives, annual incentive compensation based on achievement of specific performance objectives linked to shareowner return; and (ii) meet the requirements for exemption from limits on the ability of the Company to deduct executive compensation. See "Approval of Executive Officer Performance-Based Compensation Plan." Bonuses for executive officers other than Messrs. Mizel, Browne and Mandarich will be based on performance criteria and financial measures contained in the Company's annual business plan.

    It is the Committee's practice periodically to grant stock options to executive officers and other key management employees. The Committee believes that stock options serve to link closely management and shareowner interests and motivate executives to make long-term decisions and investments that will serve to increase the long-term total return to shareowners. Vesting provisions also serve to provide long-term incentives to retain key executive officers. Awards of stock options for executive officers are intended to be consistent with competitive practice, with the ultimate value received by option holders directly linked to increases in the Company's stock price. When granting stock options, the Committee also considers financial performance, shareowner dilution and past grant practices. The specific criteria used for this purpose in 1993 were the simplication of the Company's capital structure, the increase in net income and the favorable refinancing of the Company's indebtedness.

Because the Company met or exceeded the 1993 performance plan for all of these criteria, the Committee authorized the options set forth in the Summary Compensation Table for the named Executive Officers.

CEO COMPENSATION

    Mr. Mizel's compensation has been determined according to the principles described above. Mr. Mizel's salary for 1993 was $540,000 which was the same as in 1992 and 1991. The Compensation Committee approved a bonus of $300,000 for Mr. Mizel for 1993, which was based upon the following factors in order of importance to the Committee: (i) the successful completion of the Company's private placement of debt and the resulting simplification of the Company's capital structure; (ii) the Company's improved financial results for 1993 relative to both the Company's 1992 financial results and projections in its 1993 business plan; and (iii) the fact that Mr. Mizel has not had a salary increase in six years (his salary was decreased by $60,000 per year in 1991). The main financial performance improvement on which the Committee relied was the approximate 550% increase in the Company's net income from 1992 to 1993. The Compensation Committee also granted options to acquire 350,000 shares of the Company's Common Stock to Mr. Mizel in 1993. Option grants were based on 1993 performance by the Company and Mr. Mizel and did not consider the number of options then held by Mr. Mizel. This grant was made pursuant to the Compensation Committee's objectives to increase the link between management's incentives and shareowner value. All options were granted at exercise prices at or above the fair market value of the Common Stock on the date of grant.

                                          COMPENSATION COMMITTEE
                                          Steven J. Borick, Chairman
                                          Gilbert Goldstein
                                          William B. Kemper

PERFORMANCE GRAPHS

    Set forth below is a graph comparing the yearly change in the cumulative total return of the Common Stock with the cumulative total return of the Standard & Poor's 500 Stock Index and with that of a peer group over the five-year period ending on December 31, 1993. During 1988, the Company initiated a major restructuring of its operations which was largely completed in 1991. To reflect the results of these restructuring efforts, a second graph has been provided which compares the yearly change in the cumulative total return of the Common Stock with the cumulative total return of the Standard & Poor's 500 Stock Index and with that of the peer group for the three years following December 31, 1990. It is assumed in the graphs that $100 was invested (i) in the Common Stock; (ii) in the stock of the companies in the Standard & Poor's 500 Index; and (iii) in the stocks of the peer group companies just prior to the commencement of the period (December 31, 1988 in the first graph and December 31, 1990 in the second graph) and that all dividends received within a quarter were reinvested in that quarter. The peer group index is composed of the following peer companies: Centex Corporation, PHM Corporation, U.S. Home Corporation, Standard Pacific Corp., The Ryland Group, Inc., Toll Brothers, Inc., Kaufman and Broad Home Corporation, J.M. Peters Company, Inc., Lennar Corporation and UDC Homes Inc.

    Note: The stock price performance shown on the following graphs is not necessarily indicative of future price performance.

                     COMPARISON OF CUMULATIVE TOTAL RETURN
                     OF MDC COMMON STOCK, THE S&P 500 INDEX
                           AND A SELECTED PEER GROUP

EDGAR REPRESENTATION OF DATA POINTS FOR PRINTED GRAPHIC --FIVE YEARS

                 S&P 500   Peer Group        MDC
Jan. 1, 1989         100          100        100
Dec. 31, 1989        132          106         50
Dec. 31, 1990        128           67          9
Dec. 31, 1991        166          139         68
Dec. 31, 1992        179          161        150
Dec. 31, 1993        197          210        214

EDGAR REPRESENTATION OF DATA POINTS FOR PRINTED GRAPHIC --THREE YEARS

                 S&P 500   Peer Group        MDC
Jan. 1, 1991         100          100        100
Dec. 31, 1991        130          200        750
Dec. 31, 1992        140          229       1650
Dec. 31, 1993        155          316       2350

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Compensation Committee of the Company's Board of Directors is comprised of the following non-employee directors: Steven J. Borick (chairman), Gilbert Goldstein and William B. Kemper. Effective January 1, 1992, the Company entered into a one-year agreement (which is automatically renewed for successive one-year periods, unless terminated by either party prior to the end of any annual term) with Gilbert Goldstein, P.C., of which Gilbert Goldstein, a director of the Company, is the sole shareholder. Pursuant to the agreement, Mr. Goldstein acts as a consultant to the Company on legal matters and, in return, the Company (i) pays Mr. Goldstein's firm $7,500 per month for a minimum of 80 hours per month in legal services; (ii) pays Mr. Goldstein's firm $150 per hour for services performed in excess of 80 hours in any month; (iii) provides office space with an estimated annual rental value of $15,600 in the Company's office building at 3600 South Yosemite Street; and (iv) provides one full-time secretary (in 1993 this secretary received an annual salary of $27,000 plus benefits). Payment of $90,000 was made directly to Mr. Goldstein's firm in 1993 in connection with this agreement.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    The principal offices of the Company are located in approximately 69,900 square feet in a building owned by the Company. OMNIBANCORP, of which certain officers and/or directors of the Company are officers, directors and/or shareowners (including Larry A. Mizel, who is the Chairman of the Board and the largest shareholder of both the Company and OMNIBANCORP), is a tenant of the building. OMNIBANCORP leases approximately 16,200 square feet in the building for which it paid rent, including for parking, of approximately $236,500, including retroactive rent adjustments, in 1993. The lease, which expires on May 31, 1995, provides OMNIBANCORP with the right to renew the lease for up to 18 successive five-year periods at the lower of the current lease rate or a "market value rental rate" (as defined in the lease). Approximately 5,300 square feet in the building is leased by various affiliates of Mr. Mizel for which they collectively paid rent, including for parking, of approximately $22,500 in 1993.

    The Company and certain of its subsidiaries maintain accounts in Omnibank Southeast, which is located in the same building as the Company. During 1993, Messrs. Mizel and Kemper were officers and/or directors and shareholders, and Messrs. Browne and Goldstein were shareholders, of OMNIBANCORP, the holding company which owns Omnibank Southeast.

    The Company provides a self-funded contributory medical plan (the "Medical Plan") for its eligible employees through Pacific Mutual Insurance Company ("Pacific Mutual"). The Company also permits participation in the Medical Plan by Mr. Kemper. Prior to April 1, 1993, several employees (such employees are herein referred to as "Affiliate Participants") of two entities affiliated with Mr. Mizel (Woodhaven Management Company Limited Liability Company, which is 90% owned by LaM Financial Holdings, Ltd., a limited partnership in which CVentures, Inc. is the general partner, and CVentures, Inc.) also participated in the Medical Plan. Under the Medical Plan's funding arrangement, the Company makes payments to a trust in order to provide funds for the future payments of medical claims. Funds are transferred weekly by the trust to reimburse Pacific Mutual for the amount of claims paid. The Company maintains reinsurance up to an annual stop loss limit of $100,000 on any one participant's claims and an annual aggregate stop loss limit of 125% of the total expected claims for the Medical Plan. Covered employees share the required Medical Plan premium costs with the Company through semi-monthly payroll deductions, whereas Mr. Kemper contributes (and, prior to April 1, 1993, the Affiliate Participants contributed) 100% of the required premiums. Premiums paid by the Affiliate Participants and Mr. Kemper for the Medical Plan's fiscal year ended February 28, 1994 exceeded medical claims paid by the Company on behalf of such Affiliate Participants and Mr. Kemper.

    During 1993, the Company and Richmond Homes paid Premier Building Group, Inc. ("Premier"), a company in which Mr. Mandarich's brother-in-law is an owner and the vice president, approximately $11,557,000 for plumbing, door and millwork services.

    During 1993, the Company and Richmond Homes paid to PageWorks & Tri Design ("PageWorks"), a marketing and communications firm, approximately $246,000 for advertising and marketing design services. PageWorks is owned by the brother-in-law of Mr. Mizel.

    HomeAmerican has made loans to certain officers and employees of the Company in the ordinary course of its business. Such loans were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility or present other unfavorable features.

ASSET INVESTORS CORPORATION

    Financial Asset Management Corporation ("Asset Management") is an indirect, wholly-owned subsidiary of the Company formed to provide advisory and management services to Asset Investors. Asset Management has entered into a management agreement (the "Management Agreement") with Asset Investors, which was amended and renewed as of January 1, 1994. Pursuant to the Management Agreement, Asset Management advises Asset Investors on various facets of its business and manages its day-to-day operations, subject to the supervision of Asset Investors' board of directors. As of the Record Date, two of the four directors of Asset
Investors were Independent Directors (as defined in Asset Investors' Bylaws). Asset Management receives compensation, based in large part on the performance of Asset Investors, for its management services. During 1993, Asset Management earned management and CMO administration fees of $592,000 and $1,582,000, respectively. Larry A. Mizel, chairman of the board of directors of the Company and Asset Investors, and Spencer I. Browne, president and a director of the Company and president, chief executive officer and a director of Asset Investors, are the beneficial owners of 1.28% and 1.30%, respectively, of the outstanding common stock of Asset Investors. In addition, the Company is the beneficial owner of approximately 1.1% of the outstanding shares of common stock of Asset Investors.

COMMERCIAL ASSETS, INC.

    In August 1993, Asset Investors formed Commercial Assets to acquire and manage a portfolio of ownership interests in commercial securitizations. As of the Record Date, three of the five directors of Commercial Assets were Independent Directors (as defined in Commercial Assets' Bylaws). In October 1993, Asset Investors distributed approximately 70% of the shares of Commercial Assets to the Asset Investors shareowners as a dividend. Asset Investors owns approximately 27.5% of the common stock of Commercial Assets. The Company currently owns approximately 0.8% of Commercial Assets' outstanding common stock. Asset Management has entered into a management agreement with Commercial Assets. Pursuant to the Commercial Assets management agreement, Asset Management receives an incentive fee, which is based on the performance of Commercial Assets, administration fees and fees for other management services. The incentive fee is based on Commercial Assets' income as determined under applicable provisions of the Internal Revenue Code. Asset Management earned $5,000 in fees from Commercial Assets through December 31, 1993. Mr. Mizel, the chairman of the board of directors, and Mr. Browne, president, chief executive officer and a director of Commercial Assets, are beneficial owners of 1.9% and 1.5%, respectively, of the outstanding common stock of Commercial Assets.

RICHMOND HOMES

    In December 1989, the Company sold most of the real estate and related assets used in its Colorado home building and land development operations and certain other assets to Richmond Homes for notes and preferred and common stock. Pursuant to agreements entered into between the Company and Richmond Homes at that time, Richmond Homes also was required to purchase certain additional property (the "Additional Property") from the Company. During 1993, $3,267,000 of Additional Property was purchased for $2,905,000 in notes and $362,000 in cash. At December 31, 1993, Richmond Homes had $142,781,000 principal amount of notes payable (including the RAHC Loan which is discussed below) outstanding to the Company at interest rates, excluding contingent interest (which generally accrues based on $1,500 per home closed up to 1,500 homes per year and $1,750 for each home closed in excess of 1,500 homes, not to exceed an interest rate of 12% per annum), ranging from 0% to prime plus 2.5% and maturity dates ranging from January 1994 through December 2000. The notes are secured by common stock, mortgages on property and other assets of Richmond Homes which had an approximate book value of $127,000,000 at December 31, 1993.

    On February 2, 1994, the Company acquired 35% of the outstanding shares of Richmond Homes common stock (the only remaining shares of Richmond Homes not then owned by the Company) from Messrs. Mizel and Mandarich. Messrs. Mizel and Mandarich had purchased the shares in December 1989. In exchange for their shares of Richmond Homes, Messrs. Mizel and Mandarich received an aggregate of 608,695 shares of MDC Common Stock based upon a purchase price determined by an appraisal. The Company now owns 100% of Richmond Homes. As of the Record Date, Messrs. Mizel and Mandarich owed $559,920 and $280,080, respectively, to the Company under unsecured promissory notes (which bear interest at 8%, payable annually in December, and which mature in December 1999) which were issued to the Company in February 1994 in exchange for an aggregate of $840,000 in notes held by the Company which were executed by Messrs. Mizel and Mandarich in connection with their 1989 purchase from the Company of the Richmond Homes shares. The Company recognized interest income of $67,000 on the exchanged notes in 1993.

    Richmond Homes and the Company entered into various other agreements, including agreements which outline the terms under which certain accrued and contingent liabilities and future performance obligations with respect to the assets sold to Richmond Homes would be shared between Richmond Homes and the Company. In addition, under written arrangements for 1993, (i) the Company provided data processing services and supplies to Richmond Homes, for which it charged Richmond Homes $162,000; (ii) the Company provided certain administrative services (principally tax and legal services) to Richmond Homes, for which it charged Richmond Homes $138,000; and (iii) Richmond Homes provided certain construction management, warranty and other services to the Company, for which it charged the Company $41,000. These agreements were cancelled in February 1994 when Richmond Homes become a wholly-owned subsidiary. The Company also leased certain space in its building to Richmond Homes for rent of $24,000 in 1993.

    The Company has issued a $100,000 letter of credit to an insurance company to facilitate Richmond Homes' participation in the Company's home buyers' structural warranty program. The Company and Richmond Homes also entered into a separate agreement whereby Richmond Homes reimburses the Company for all costs associated with Richmond Homes' participation in this warranty program. Richmond Homes granted the Company a secured interest in real estate as collateral for the $100,000 letter of credit.

    In November 1992, Richmond Homes and M.D.C. Development and Pipeline Company, a wholly-owned subsidiary of the Company (formerly named Richmond American Homes of Colorado, Inc., "RAHC"), entered into a Loan Agreement (the "RAHC Loan") pursuant to which RAHC loaned Richmond Homes the original principal amount of $22,500,000. The RAHC Loan provides for monthly payments of interest at a rate of 2.5% per annum over the prime rate (8.5% at December 31, 1993) and payments of principal in quarterly installments, which commenced November 1,
1993, of $1,000,000. The RAHC Loan also provides for certain payments of contingent interest to RAHC from the sale of the property which was developed with the proceeds of the RAHC Loan. A commitment fee of $1,125,000, payable in annual installments of $225,000 beginning in November 1992, was required with respect to the RAHC Loan. The RAHC Loan is partially secured by junior liens on certain of Richmond Homes' properties and the stock of Richmond Homes Investments, Inc. IV ("Richmond Homes Investments"), a wholly-owned investment subsidiary of Richmond Homes. The proceeds of the RAHC Loan were used as follows: (i) $15,000,000 was disbursed to pay in full a $15,000,000 promissory note executed by Richmond Homes to RAHC in connection with the 1989 restructuring; (ii) $5,512,000 was used to pay off the $6,000,000 line of credit from the Company to Richmond Homes; and (iii) the remaining $1,988,000 was used for certain development costs for Colorado home building projects. The RAHC Loan is not a revolving line of credit and is due on December 31, 1997.

    In November 1992, M.D.C. Land Corporation, a wholly-owned subsidiary of the Company, granted to Richmond Homes rolling options to purchase 179 developed lots in the Piney Creek development in Arapahoe County, Colorado, for which Richmond Homes paid option deposits totalling $100,000. In May 1993, 120 lots in a Piney Creek development were added to the rolling options. The terms of the options required, upon purchase, initial payments ranging from $18,000 to $50,000 per lot, with an average of approximately $27,000 per lot. As of December 31, 1993, 76 lots had been purchased under these options for payments totalling $1,906,000. The option agreements were cancelled in February 1994 when Richmond Homes became a wholly-owned subsidiary.

    In addition, in November 1992, Richmond Homes Investments granted the Company an option to acquire up to $14,600,000 principal amount of the Company's senior subordinated notes due in 1996 (the "MDC 1996 Notes"), which are owned by Richmond Homes Investments, at a price equal to 83% of the principal amount of such MDC 1996 Notes. The Company paid $110,000 to acquire the option. In December 1993, the Company terminated the option and exchanged with Richmond Homes Investments the MDC 1996 Notes for a 12.375% $14,600,000 principal amount note due December 2004. No gain or loss was recorded in the exchange.

    During 1993, subsidiaries of the Company sold to Richmond Homes water and sewer taps for approximately $699,000 and land for approximately $190,000.

    The  Company guarantees certain  bank indebtedness of  Richmond Homes, which
bank  indebtedness  had  an  outstanding  principal  balance  of   approximately
$17,702,000 at December 31, 1993.

                HOLDERS OF FIVE PERCENT OR MORE OF VOTING SHARES
                   OF THE COMPANY AND OWNERSHIP OF MANAGEMENT

    The table below sets forth those persons known by the Company to have owned beneficially 5% or more of the outstanding shares of Common Stock individually and the number of shares beneficially owned by the Company's named officers individually and by all of the Company's officers and directors as a group, each as of the Record Date. The information as to beneficial ownership is based upon statements furnished to the Company by such persons. Information with respect to the beneficial ownership of shares of Common Stock held by each of the directors of the Company, one of whom beneficially owns more than 5% of the outstanding shares of Common Stock, is set forth in "Election of Directors" above.

                                                             NUMBER OF SHARES
                                                              OF COMMON STOCK
                     NAME AND ADDRESS                              OWNED         PERCENT OF
                  OF BENEFICIAL OWNER (1)                      BENEFICIALLY       CLASS (2)
- - - - - -----------------------------------------------------------  -----------------  -------------
Manufacturers Life Insurance Company.......................      1,866,666(3)          9.8%
200 Bloor Street East
Toronto, Ontario, CANADA M4W 1E5
Paris G. Reece III.........................................         45,000(4)         *
3600 South Yosemite St., #900
Denver, Colorado 80237
John J. Heaney.............................................         39,946(4)         *
3600 South Yosemite St., #900
Denver, Colorado 80237
All officers and directors as a group......................       6,660,562            32.1  %
(9 persons)

- - - - - ------------------------
 *    Less than 1%.
(1) The address of Mr. Mizel, the director who beneficially owns more than 5% of the outstanding shares of Common Stock (see "Election of Directors" above), is 3600 South Yosemite Street, #900, Denver, Colorado 80237.
(2) In calculating the percentage of ownership, all shares of Common Stock which the identified person or group had the right to acquire within 60 days of the Record Date, by the exercise of options and warrants, are deemed to be outstanding for the purpose of computing the percentage of the shares of Common Stock owned by such person or group but are not deemed to be outstanding for the purpose of computing the percentage of the shares of Common Stock owned by any other person.
(3) Based upon information in a Schedule 13G filed with the Commission on February 14, 1989, Manufacturers Life Insurance Company exercises sole voting and dispositive power over all such shares.
(4) Includes the following shares of Common Stock which such persons had the right to acquire within 60 days of the Record Date by the exercise of stock options ranging in prices from $.28125 to $.8125 per share: Mr.
      Reece 37,500 and Mr. Heaney 3,750.

    No change in control of the Company has occurred since the beginning of the last fiscal year. The Company knows of no arrangement the operation of which may, at a subsequent date, result in a change in control of the Company.

    The Company's executive officers and directors are required under Section 16(a) of the 1934 Act to file initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company with the Securities and Exchange Commission and the New York and Pacific Stock Exchanges. Copies of those reports also must be furnished to the Company. Based solely upon a review of the copies of reports furnished to the Company and written representations that no other reports were required, the Company believes that during the year ended December 31, 1993, except as set forth below, all required reports have been filed. One report for Mr. Mizel reporting the acquisition of Common Stock in August 1993 by Mr. Mizel's wife and her sister and brother as joint tenants upon the termination of a trust of which such joint tenants were beneficiaries was filed in March 1994. Mr. Mizel may be deemed an indirect beneficial owner of these shares. Three reports reporting nine transactions by Mr. Kemper were filed late. All other reports were filed timely.

                       APPROVAL OF THE EXECUTIVE OFFICER
                      PERFORMANCE-BASED COMPENSATION PLAN

    On April 15, 1994, the Compensation Committee of the Board of Directors of the Company (the "Committee"), subject to shareowner approval, adopted the M.D.C. Holdings, Inc. Executive Officer Performance-Based Compensation Plan (the "Compensation Plan"). The Compensation Plan is intended to comply with the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended, (the "Code"). The affirmative vote of the holders of a majority of the shares present or represented and entitled to vote at the Meeting will be required for the approval of the Compensation Plan. The Board of Directors recommends a vote FOR, and Messrs. Mizel, Browne and Mandarich have advised Management that they intend to vote FOR, the approval of the Compensation Plan.

    The principal features of the Compensation Plan are summarized below. This summary is qualified in its entirety by reference to the Compensation Plan, a copy of which is included as Exhibit A to this Proxy Statement.

GENERAL

    The purpose of the Compensation Plan is to enable the Company to attract, motivate and retain the services of the type of professional and managerial executives considered essential to the long-range success of the Company by providing an annual bonus incentive to Messrs. Mizel, Browne and Mandarich (each, a "Covered Employee"), the Company's most senior executive officers, based on objective performance standards. Because payments pursuant to the Compensation Plan will be performance-based, those payments should be exempt from the limits on federal tax deductions for compensation in excess of $1 million under Section 162(m) of the Code.

    The Compensation Plan will be administered by the Committee. The Committee will consist solely of at least two outside directors of the Company who satisfy the requirements of Section 162(m) of the Code. The Compensation Plan is subject to approval by the holders of a majority of the shares present or represented and entitled to vote at the Meeting. The Compensation Plan is effective for fiscal years commencing after December 31, 1994.

PERFORMANCE-BASED COMPENSATION

    Payments under the Compensation Plan will be made only in the event that the Company's "Adjusted Pre-Tax Return" on "Average Stockholders' Equity" (as defined below) exceeds a target level of 10% (the "Goal"). If the Company's Adjusted Pre-Tax Return on Average Stockholders' Equity equals or exceeds 10%, each Covered Employee will be entitled to receive a bonus payment equal to 1 1/2% of the "Goal" plus 3% of the amount by which the Adjusted Pre-Tax Income for such year exceeds the Goal. The Committee will not have discretion to increase the payments under the Compensation Plan to any Covered Employee.

    The Company's "Adjusted Pre-Tax Return on Average Stockholders' Equity" means its "Adjusted Pre-Tax Income" for a fiscal year divided by its "Average Stockholders' Equity" for the same year. "Adjusted Pre-Tax Income" means the Company's income or loss before income taxes, extraordinary gains or losses and cumulative effect of accounting changes plus any amounts accrued for (i) amounts payable pursuant to the Compensation Plan; and (ii) any other non-production bonuses paid or payable by the Company. "Average Stockholders' Equity" means the average of the Company's year-end stockholders' equity for the four fiscal years preceding the fiscal year of the Company for which bonus payments under the Compensation Plan are being determined. All amounts described in these defined terms are those reported by the Company and audited by the Company's independent public accountants.

PAYMENT

    Amounts earned under the Compensation Plan will be payable, in the Committee's sole discretion, in cash and/or Common Stock provided that no more than 20% of the payment for any fiscal year may be made in Common Stock. The payments under the Compensation Plan to the Covered Employees are to be made no later than 90 days after the end of each fiscal year. As a condition to payment, the Committee must certify that the performance objectives on which the amount of the payment is based have been met.

    Any shares of Common Stock issued as part of the payment under the Compensation Plan shall be valued at the average closing price of the Common Stock on the New York Stock Exchange for the 31 trading days preceding the date (the "Certification Date") on which the Committee certifies that the performance objectives on which payment is based have been met. If such a trading price is not available, the Common Stock shall be valued at the fair market value of the Common Stock on the Certification Date as determined by the Committee. The Compensation Plan requires the Company to use its best efforts to register any shares of Common Stock paid pursuant to the Compensation Plan within 180 days after their issuance.

    The specific benefits to be paid to each Covered Employee under the Compensation Plan are not determinable in advance because of their dependency on future operating results of the Company. However, the following chart sets forth the amount that would have been earned under the Compensation Plan for the year ended December 31, 1993 if the Compensation Plan had been in effect during the year ended December 31, 1993. Except for Messrs. Mizel, Browne and Mandarich, no other persons are eligible to receive benefits under the Compensation Plan.

                                                                           DOLLAR
COVERED EMPLOYEE                                                            VALUE
- - - - - -----------------------------------------------------------------------  -----------
Larry A. Mizel.........................................................  $   317,000
Spencer I. Browne......................................................  $   317,000
David D. Mandarich.....................................................  $   317,000
Executives as a Group..................................................  $   951,000

TAX ASPECTS OF THE COMPENSATION PLAN

    The Compensation Plan is designed to maintain the deductibility of compensation for the Company's most senior executive officers under the limitation of Section 162(m) of the Code. The recipients of payments under the Compensation Plan will pay federal income tax on such payments at ordinary income rates. The Covered Employee will be required to make appropriate arrangements with the Company for satisfaction of any federal, state or local income tax withholding requirements and Social Security or other tax requirements applicable to the accrual or payment of benefits under the Compensation Plan. If no other arrangements are made, the Company may provide, at its discretion, for any withholding and tax payments as may be required.

            RATIFICATION OF THE SELECTION OF INDEPENDENT ACCOUNTANTS

    The Board of Directors of the Company, acting on the recommendation of the Audit Committee, has selected the firm of Price Waterhouse, independent accountants, to examine the financial statements of the Company for the year ending December 31, 1994. Price Waterhouse has served as the Company's independent accountants since 1989. A representative of Price Waterhouse is expected to be present at the Meeting and be available to respond to appropriate questions and, although Price Waterhouse has indicated that no statement will be made, an opportunity for a statement will be provided. This selection is being submitted for ratification at the Meeting. The affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at the Meeting is required for such ratification. If the shareowners do not ratify the selection of Price Waterhouse, if it should decline to act or otherwise become incapable of acting or if its employment is discontinued, the Board of Directors will appoint independent accountants for fiscal 1994.

    The Board of Directors recommends a vote FOR the proposal to ratify the selection of Price Waterhouse as independent accountants for fiscal 1994. Proxies solicited by the Board of Directors will be so voted unless shareowners specify otherwise.

                                 OTHER MATTERS

    The Board of Directors of the Company has approved the dissemination of a post meeting report to shareowners describing, among other things, the events which take place at the 1994 Annual Meeting. The post meeting report was requested by Mr. John J. and Margaret Gilbert, shareowners of the Company, at the 1992 Annual Meeting of Stockholders.

    Management and the Board of Directors of the Company know of no matters to be brought before the meeting other than as set forth above. However, if any other matters are properly presented to the shareowners for action, it is the intention of the proxy holders named in the enclosed proxy to vote in their discretion on all matters on which the shares represented by such proxy are entitled to vote.

                              SHAREOWNER PROPOSALS

    Any proposal which a shareowner may desire to present at the 1995 Annual Meeting of Shareowners must be received in writing by the Secretary of the Company prior to December 30, 1994.

                                          BY THE ORDER OF THE BOARD OF
                                          DIRECTORS,

                                          Larry A. Mizel
                                          CHAIRMAN OF THE BOARD

                                                                       EXHIBIT A

                             M.D.C. HOLDINGS, INC.
             EXECUTIVE OFFICER PERFORMANCE-BASED COMPENSATION PLAN
                                   ARTICLE I
                    ESTABLISHMENT AND ADMINISTRATION OF PLAN

    A. The Compensation Committee (the "Committee") of the Board of Directors of M.D.C. Holdings, Inc., (the "Company") hereby establishes the following Executive Officer Performance-Based Compensation Plan (the "Plan") to provide additional incentive to improve the Company's financial results to eligible employees responsible for management of the Company.

    B. The Committee shall consist solely of at least two outside directors of the Company each of whom satisfies the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). The Committee shall administer and interpret the Plan in accordance with Section 162(m) of the Code.

    C. The Plan shall be submitted for approval by the Company's stockholders in accordance with Delaware law. No payment shall be made under the Plan prior to approval of the Plan by the Company's stockholders as required by Section 162(m) of the Code.

                                   ARTICLE II
                                  DEFINITIONS

    For purposes of this Plan:

    A. "Covered Employees" shall mean the following individuals entitled to bonus payments under the Plan: Larry A. Mizel, the Company's Chairman of the Board and Chief Executive Officer; Spencer I. Browne, the Company's President and Chief Operating Officer; and David D. Mandarich, the Company's Executive Vice President -- Real Estate.

    B. The Company's "Adjusted Pre-Tax Income" for any fiscal year shall mean the income (loss) before income taxes, extraordinary gain (loss) and cumulative effect of accounting changes of the Company and its consolidated subsidiaries for such year, as reported by the Company and certified by its independent public accountants, increased by amounts accrued for (i) the payments determined pursuant to this Plan; and (ii) non-production bonuses paid or to be paid by the Company.

    C. The Company's "Average Stockholders' Equity" for any fiscal year shall mean the average of the Company's year-end Total Stockholders' Equity for the four fiscal years preceding the fiscal year of the Company for which bonus payments under this Plan are being determined, as reported by the Company and certified by its independent public accountants.

    D. The Company's "Adjusted Pre-Tax Return on Average Stockholders' Equity" for any fiscal year shall mean its Adjusted Pre-Tax Income for such year divided by the Company's Average Stockholders' Equity for that fiscal year.

    E. The "Goal" for any fiscal year shall mean an amount equal to 10% of Average Stockholders' Equity for such fiscal year.

                                  ARTICLE III
                         PERFORMANCE-BASED COMPENSATION

    A. The payments provided for in this Plan shall be paid only in the event that the Company's Adjusted Pre-Tax Return on Average Stockholders' Equity with respect to an applicable fiscal year equals or exceeds 10%.

    B. If the Company's Adjusted Pre-Tax Return on Average Stockholders' Equity for any fiscal year equals or exceeds 10%, each of the Covered Employees shall receive, in accordance with the terms of this Plan, an amount equal to: (a) one and one half percent (1 1/2%) of the Goal; plus (b) three percent (3%) of the amount by which the Company's Adjusted Pre-Tax Income for such year exceeds the Goal.

    C. The Committee shall have no discretion to increase the amount of any payment determined pursuant to this Plan.

    D. This Plan shall be effective for fiscal years of the Company commencing after December 31, 1994.

                                   ARTICLE IV
                                    PAYMENT

    Any amounts to be paid pursuant to this Plan shall be payable, in the Committee's sole discretion, in cash and/or Common Stock of the Company (the "Common Stock"); provided that no more than 20% of the amount paid to any Covered Employee for any fiscal year pursuant to this Plan shall be paid in Common Stock. If the Committee elects to pay any amount pursuant to this Plan in Common Stock, such Common Stock shall be valued at the average closing price of the Company's Common Stock on the New York Stock Exchange for the 31 trading days preceding the date (the "Certificate Date") the Committee certifies in writing (i) that the Goal has been achieved; and (ii) the factors on which the Goal is based, as required by the following paragraph. If such trading value is not available for any reason, the Common Stock issued pursuant to this Plan shall be valued at its fair market value as of the Certificate Date as determined by the Committee. The Company shall use its best efforts to cause any shares of Common Stock to be issued pursuant to this Plan to be registered pursuant to the Securities Act of 1933 and regulations thereunder and any appropriate state securities laws and regulations within 180 days of the issuance of such shares of Common Stock.

    The Company shall make payment to each of the Covered Employees as promptly as practicable after the end of each fiscal year, but in no event later than 90 days after the end of each such fiscal year. Before any payment is made for a fiscal year pursuant to the Plan, the Committee shall certify in writing (i) that the Goal for such fiscal year was achieved; and (ii) the amount of the Company's Adjusted Pre-Tax Income, Average Stockholders' Equity and Adjusted Pre-Tax Return on Average Stockholders' Equity for such fiscal year.

                                   ARTICLE V
                                 MISCELLANEOUS

    A. Subject to the requirements of Section 162(m) of the Code, this Plan may be terminated or amended at any time by the Committee.

    B. This Plan is established with the intent that it will satisfy the requirements of Section 162(m) of the Code, and any provision of this Plan which is determined to be contrary to or in conflict with any such requirement shall be modified to the extent necessary so as to comply with all such requirements.

    C. Any payments made pursuant to this Plan shall be in addition to the base salaries and other compensation or benefits paid or provided to the Covered Employees, and in no event shall this Plan cause such base salaries and benefits to be reduced or forfeited.

PROXY           THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS          PROXY
                            OF M.D.C. HOLDINGS, INC.
            PROXY FOR ANNUAL MEETING OF SHAREOWNERS -- JUNE 24, 1994

    The  undersigned hereby appoints Larry A. Mizel, Spencer I. Browne and Paris
G. Reece III or any one of them, as proxies or proxy for the undersigned, each with full power of substitution, to attend the Annual Meeting of Shareowners and any adjournments or postponements thereof, and to vote, as designated on the reverse side hereof, all the shares of Common Stock of M.D.C. Holdings, Inc. held of record by the undersigned on May 6, 1994. In their discretion, the proxies are hereby authorized to vote upon such other business as may properly come before the Meeting and any adjournments or postponements thereof.

                                             Dated ______________________ , 1994

                                             -----------------------------------

                                             -----------------------------------
                                             Signature(s) of Shareowner(s)

                                             Please  mark, date, sign and return
                                             this proxy card  promptly. To  vote
                                             in accordance with the
                                             recommendation   of  the  Board  of
                                             Directors, no box need be checked.

                               (SEE REVERSE SIDE)

    Please specify your choice by clearly marking the appropriate box. Unless otherwise specified, this proxy will be voted FOR the matters set forth below.

Proposal I -- Election of Directors

    Nominees for Class III Directors named below:

Mr. Steven J. Borick
/ /  FOR Mr. Borick                   / /  WITHHOLD authority to vote for Mr. Borick            / /  ABSTAIN
Mr. David D. Mandarich
/ /  FOR Mr. Mandarich                / /  WITHHOLD authority to vote for Mr. Mandarich         / /  ABSTAIN
Mr. Larry A. Mizel
/ /  FOR Mr. Mizel                    / /  WITHHOLD authority to vote for Mr. Mizel             / /  ABSTAIN

The Board of Directors recommends a vote FOR Proposal I, the election as directors of the nominees named above.

Proposal II -- Approval of the Executive Officer Performance-Based Compensation Plan

    Proposal to  approve the  Executive Officer  Performance-Based  Compensation
Plan.

/ /  FOR the approval of the Plan     / /  AGAINST the approval of the Plan                     / /  ABSTAIN

The Board of Directors recommends a vote FOR Proposal II, the approval of the Executive Officer Performance-Based Compensation Plan.

Proposal III -- Ratification of Selection of Independent Accountants

    Proposal to ratify the selection of Price Waterhouse as the Company's independent accountants for 1994.

/ /  FOR the selection of Price       / /  AGAINST the selection of Price Waterhouse            / /  ABSTAIN
     Waterhouse

The Board of Directors recommends a vote FOR Proposal III, the ratification of the selection of Price Waterhouse as independent accountants for 1994.